UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 9, 2008

FRESHWATER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-140595

(Commission File Number)

98-0508360

(IRS Employer Identification No.)

30 Denver Crescent, Suite 200, Toronto, Ontario Canada M2J 1G8

(Address of principal executive offices and Zip Code)

(416) 490-0254

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 9, 2008, we signed a Distribution Agreement with Watergeeks Laboratories Inc. pursuant to which we have agreed to issue 30,000,000 of our common shares in order to obtain the exclusive, worldwide rights to distribute and sell the Watergeeks’ products. The closing of this agreement is conditional upon our satisfaction following a due diligence review of Watergeeks and its corporate, legal and financial documents.

The 30,000,000 shares will be issued pursuant to the Distribution Agreement but will be held in escrow pending the outcome of our Due Diligence review.

2

Watergeeks’ products include a variety of water bottles and water filters. Watergeeks has agreed to continue to market and promote their products through the term of the agreement, which is ten years. We have further agreed to purchase at least a certain number of units from Watergeeks each year.

The Distribution Agreement is attached as an exhibit to the current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
10.1	Distribution Agreement dated October 9, 2008 with Watergeeks Laboratories Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESHWATER TECHNOLOGIES, INC.

By: /s/ Max Weissengruber

Max Weissengruber
President, CEO and director
Dated: October 15, 2008

CW2174281.1